Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" in the Statements of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company, to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Annuity Account - American Express(R) Galaxy Premier Variable Annuity (comprised of subaccounts PCMG1, PCMG2, PDEI1, PDEI2, PEMK1, PEMK2, PEXI1, PEXI2, PMGD1, PMGD2, PNDM1, PNDM2, PSPF1, PSPF2, PSCA1, PSCA2, PCAP1, PCAP2, PVAL1, PVAL2, PBAL1, PBAL2, PGRI1, PGRI2, PMDC1, PMDC2, PSMC1, PSMC2, PMSS1, PMSS2, PINT1, PINT2, PGAA1, PGAA2, PCHY1, PCHY2, PEQU1, PEQU2, PGGI1, PGGI2, PHQB1, PHQB2, PSCG1, PSCG2, PJAG1, PJAG2, PJGT1, PJGT2, PJGP1, PJGP2, PSG1, PSGI2, PSND1, PSND2, PSTR1, PSTR2, PSUT1, PSUT2, PGIN1, PGIN2, PIGR1, PIGR2, PVIS1, and PVIS2), included in Post-Effective Amendment No.7 to the Registration Statement (Form N-4, No. 333-82149) and related Prospectus for the registration of the American Express(R) Galaxy Premier Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.






/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2002